As filed with the Securities and Exchange Commission on June 17, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933

POSTROCK ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	210 Park Avenue Oklahoma City, Oklahoma 73202 (Address of Principal Executive Offices) (Zip Code)	27-0981065 (I.R.S. Employer Identification No.)
PostRock Energy Corporation 2010 Long-Term Incentive Plan
(Full title of plan)

Stephen L. DeGiusti	Copy to:
PostRock Energy Corporation 210 Park Avenue Oklahoma City (405) 600-7704 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)	Tull R. Florey Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $0.01 par value	2,000,000	$6.07(2)	$12,140,000(2)	$1,409.45

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plan as a result of the antidilution provisions thereof.

(2)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based on the average of the high and low sales price of the shares of Common Stock reported on the NASDAQ Stock Market LLC on June 13, 2011.

PART I
PART II
Item 8. Exhibits
SIGNATURES
Exhibit Index
EX-4.5
EX-5.1
EX-23.1
EX-23.2

PART I
REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, and registers an additional 2,000,000 shares of common stock issuable pursuant to the PostRock Energy Corporation 2010 Long-Term Incentive Plan (the “LTIP”). These shares are in addition to the 850,000 shares of common stock registered pursuant to the Registration Statement on Form S-8, File No. 333-165260, relating to the LTIP, filed with the Securities and Exchange Commission on March 5, 2010. The contents of the prior registration statement are incorporated by reference into this Registration Statement, except as amended hereby.
PART II
Item 8. Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of PostRock (incorporated herein by reference to Exhibit 3.1 to PostRock’s Current Report on Form 8-K filed on March 10, 2010).

4.2	Bylaws of PostRock (incorporated herein by reference to Exhibit 3.2 to PostRock’s Current Report on Form 8-K filed on March 10, 2010).

4.3	Specimen of Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to PostRock’s Registration Statement on Form S-4/A filed on December 17, 2009, Registration No. 333-162366).

4.4	PostRock Energy Corporation 2010 Long-Term Incentive Plan (incorporated herein by reference to Annex B to the joint proxy statement/prospectus that is a part of PostRock’s Registration Statement on Form S-4/A filed on February 2, 2010).

4.5	Amendment No. 1 to PostRock Energy Corporation 2010 Long-Term Incentive Plan.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

23.1	Consent of UHY LLP.

23.2	Consent of Cawley, Gillespie & Associates, Inc.

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 17th day of June, 2011.

POSTROCK ENERGY CORPORATION
By:	/s/ Jack T. Collins
	Name:	Jack T. Collins
	Title:	Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack T. Collins, Stephen L. DeGiusti and David J. Klvac his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities on June 17, 2011.

Name	Title

/s/ David C. Lawler David C. Lawler	Chief Executive Officer and President and Director (Principal Executive Officer)

/s/ Jack T. Collins Jack T. Collins	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ David J. Klvac David J. Klvac	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Duke R. Ligon Duke R. Ligon	Chairman of the Board

/s/ Nathan M. Avery Nathan M. Avery	Director

/s/ William H. Damon III William H. Damon III	Director

/s/ Thomas J. Edelman Thomas J. Edelman	Director

/s/ J. Philip McCormick J. Philip McCormick	Director

/s/ James E. Saxton Jr. James E. Saxton Jr.	Director

/s/ Daniel L. Spears Daniel L. Spears	Director

Mark A. Stansberry	Director

Exhibit Index

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of PostRock (incorporated herein by reference to Exhibit 3.1 to PostRock’s Current Report on Form 8-K filed on March 10, 2010).

4.2	Bylaws of PostRock (incorporated herein by reference to Exhibit 3.2 to PostRock’s Current Report on Form 8-K filed on March 10, 2010).

4.3	Specimen of Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to PostRock’s Registration Statement on Form S-4/A filed on December 17, 2009, Registration No. 333-162366).

4.4	PostRock Energy Corporation 2010 Long-Term Incentive Plan (incorporated herein by reference to Annex B to the joint proxy statement/prospectus that is a part of PostRock’s Registration Statement on Form S-4/A filed on February 2, 2010).

4.5	Amendment No. 1 to PostRock Energy Corporation 2010 Long-Term Incentive Plan.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

23.1	Consent of UHY LLP.

23.2	Consent of Cawley, Gillespie & Associates, Inc.

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

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